EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-40455, 33-49422, 33-49526, 33-58119,
33-87746, 333-48693, 333-74497, 333-78987 and 333-90444) and Form S-3 (No.
333-66764) of CONMED Corporation of our report dated March 28, 2003 relating to the financial statements and financial statement schedule, which appears on page F-1 in this Form 10-K.


PricewaterhouseCoopers LLP

Syracuse, New York
March 28, 2003